EXHIBIT NO. 99.(h) 6

AMENDMENT TO MASTER ADMINISTRATIVE SERVICES AGREEMENT (MFS FUNDS)

WHEREAS, each of the investment companies listed on Exhibit A hereto (each a “Fund” and collectively the “Funds”) is a party to the Master Administrative Services Agreement, dated the 1st day of March 1997, as amended and restated the 1st day of January, 2008, as amended (the “Agreement”) with Massachusetts Financial Services Company (“Administrator”); and

WHEREAS, the Funds and the Administrator wish to clarify the Administrator’s responsibilities in implementing, maintaining and complying in all material respects with policies and procedures reasonably designed to address the requirements of applicable state and federal laws and regulations regarding the security, protection and confidentiality of records and data of the Funds that contain personal information to which the Administrator is given access.

NOW, THEREFORE, the Administrator and each of the Funds listed on Exhibit A agree to amend the Agreement as follows:

Section 1.  Section 4 of the Agreement is amended to add the following to the end of that Section:

“The Administrator agrees to implement, maintain and comply in all material respects with policies and procedures (collectively, the “Information Security and Privacy Policies”) reasonably designed to address the requirements of applicable state and federal laws and regulations regarding the security, protection and confidentiality of records and data of the Funds that contain personal information (“PI”) to which the Administrator is given access, including Massachusetts General Law, ch. 93H and the regulations thereunder.  The Administrator agrees that the Information Security and Privacy Policies shall address: (i) administrative, technical, and physical safeguards for the protection of records and data that contain PI; (ii) detection of unauthorized access to or use of PI for unauthorized purposes; and (iii) the proper destruction of such records and data so that the information contained therein cannot be practicably read or reconstructed.  The Administrator shall provide such reports to the MFS Funds Board of Trustees or a committee thereof as may be required by the Information Security and Privacy Policies or otherwise reasonably requested.”

Section 2.  This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts, and the parties hereto agree that proper venue of any action with respect hereto shall be Boston, Massachusetts.

Section 3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of February 15, 2011.

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT J. MANNING
Robert J. Manning
Chairman and Chief Executive Officer

Each of the Funds listed on Exhibit A

By:	SUSAN S. NEWTON
Susan S. Newton
Assistant Secretary

Amendment to Master Administrative Services Agreement (MFS Funds) - Exhibit A

MFS Series Trust I:
MFS Cash Reserve Fund
MFS Core Equity Fund
MFS Core Growth Fund
MFS New Discovery Fund
MFS Research International Fund
MFS Technology Fund
MFS Value Fund

MFS Series Trust II:
MFS Growth Fund

MFS Series Trust III:
MFS High Income Fund
MFS High Yield Opportunities Fund
MFS Municipal High Income Fund

MFS Series Trust IV:
MFS Government Money Market Fund
MFS Mid Cap Growth Fund
MFS Money Market Fund

MFS Series Trust V:
MFS International New Discovery Fund
MFS Research Fund
MFS Total Return Fund

MFS Series Trust VI:
MFS Global Equity Fund
MFS Global Total Return Fund
MFS Utilities Fund

MFS Series Trust VII:
MFS Asia Pacific Ex-Japan Fund
MFS European Equity Fund
MFS Latin American Equity Fund

MFS Series Trust VIII:
MFS Global Growth Fund
MFS Strategic Income Fund

MFS Series Trust IX:
MFS Bond Fund
MFS Inflation-Adjusted Bond Fund
MFS Limited Maturity Fund
MFS Municipal Limited Maturity Fund
MFS Research Bond Fund
MFS Research Bond Fund J

MFS Series Trust X:
MFS Absolute Return Fund
MFS Aggressive Growth Allocation Fund
MFS Conservative Allocation Fund
MFS Emerging Markets Debt Fund
MFS Emerging Markets Equity Fund
MFS Global Bond Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS International Growth Fund
MFS International Value Fund
MFS Moderate Allocation Fund

MFS Series Trust XI:
MFS Mid Cap Value Fund
MFS Blended Research Core Equity Fund

MFS Series Trust XII:
MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2050 Fund
MFS Sector Rotational Fund

MFS Series Trust XIII:
MFS Diversified Income Fund
MFS Global Real Estate Fund
MFS Government Securities Fund

MFS Series Trust XV:
MFS Commodity Strategy Fund
MFS Diversified Target Return Fund

MFS Series Trust XVI:
MFS Global Multi-Asset Fund

MFS Municipal Series Trust:
MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Florida Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Tennessee Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund
MFS Municipal Income Fund

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

MFS Closed-End Funds
MFS Charter Income Trust
MFS Government Markets Income Trust
MFS Intermediate Income Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust
MFS Special Value Trust
MFS California Municipal Fund
MFS High Income Municipal Trust
MFS InterMarket Income Trust I
MFS Intermediate High Income Municipal Trust
MFS Investment Grade Municipal Trust
MFS High Yield Municipal Trust

MFS Institutional Funds
MFS Institutional International Equity Fund
MFS Institutional Large Cap Value Fund

MFS Variable Insurance Trust:
MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS High Income Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Bond Series
MFS Research International Series
MFS Research Series
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series